EXHIBIT 32
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                         QUESTAR ASSESSMENT, INC.

                        CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350, AS ADOPTED
                      PURSUANT TO SECTION 906 OF THE
                        SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Questar Assessment, Inc. (the "Company") on Form 10-QSB for the quarter ended July 31, 2007 as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), I, Andrew L. Simon, President and Chief Executive
Officer of the Company and I, James J. Williams, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 14, 2007                   /s/ ANDREW L. SIMON
                                     --------------------------
                                     President, Chief Executive
                                     Officer

September 14, 2007
                                    /s/ JAMES J. WILLIAMS
                                    ---------------------------
                                    Chief Financial Officer


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO QUESTAR ASSESSMENT, INC. AND WILL BE RETAINED BY QUESTAR ASSESSMENT, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.